Lightbridge Announces Fourth Quarter and Year End 2006 Financial Results
Authorize.Net Fourth Quarter Revenue Grows 23% Year over Year
Net Merchant Adds of 8,400, up over 40% from Prior Year
Burlington, MA — (NOT FOR RELEASE) January 31, 2007— Lightbridge, Inc. (NASDAQ: LTBG), a leading e-commerce, analytics and decisioning company, today reported financial results for the quarter and year ended December 31, 2006.
Results
Revenue from continuing operations for the fourth quarter of 2006 was $20.6 million compared to $27.3 million for the fourth quarter of 2005. This represents a decrease of 25% compared to the prior year due to lower revenue from Telecom Decisioning Services (TDS) clients. Authorize.Net revenue for the fourth quarter of 2006 was a record $15.7 million, an increase of 23% over the $12.8 million reported in the fourth quarter of 2005.
Income from continuing operations was $22.0 million, or $0.77 per fully diluted share for the fourth quarter of 2006, versus $4.0 million, or $0.14 per fully diluted share, reported for the fourth quarter of 2005.
Income for the fourth quarter reflects a partial reversal of a valuation allowance against deferred tax assets. Based on achieving sustained profitability and an assessment of our expected future results, the Company concluded that, pursuant to Statement of Financial Accounting Standards No. 109, a portion of the valuation allowance should be released. As a result, the Company reduced its valuation allowance, resulting in recognition of a deferred tax asset of $20.3 million which had the effect of increasing the Company’s diluted earnings per share in the fourth quarter by $0.71 cents.
Fourth quarter 2006 results included share-based compensation expense of $539,000 reflecting the adoption of SFAS 123(R). Restructuring charges related to the Company’s decision to exit the TDS business were $1.8 million. There were no significant comparable charges in the fourth quarter of 2005. For the fourth quarter of 2006, income from continuing operations before share-based compensation expense, restructuring charges and the partial reversal of the valuation allowance for deferred tax assets (a non-GAAP financial measure) was $4.0 million, or $0.14 per fully diluted share. A detailed reconciliation of the GAAP and non-GAAP measures is included at the end of this release.

Lightbridge Announces Fourth Quarter 2006 Financial Results-Page 2
Total revenue from continuing operations for the full year 2006 was $95.6 million compared to $108.3 for the full year of 2005. Authorize.Net revenue for the full year 2006 was a record $57.5 million, an increase of 27% over the $45.3 million reported in the prior year. Income from continuing operations for the full year 2006 was $24.3 million, or $0.86 per fully diluted share, versus income from continuing operations of $8.8 million, or $0.32 per fully diluted share, for the full year 2005. The 2006 results include share-based compensation expense of $4.0 million, restructuring and asset impairment charges of $7.3 million, the NetMoneyIN, Inc. patent litigation settlement of $1.5 million and the partial reversal of the valuation allowance for deferred tax assets of $20.3 million. Included in the 2005 results were $0.4 million in share-based compensation expense and $1.3 million in restructuring and asset impairment charges.
For the full year ended December 31, 2006, income from continuing operations before share-based compensation expense, restructuring and asset impairment charges, the patent litigation settlement and the partial reversal of the valuation allowance for deferred tax assets (a non-GAAP financial measure) was $16.7 million, or $0.59 per fully diluted share. A detailed reconciliation of the GAAP and non-GAAP measures is included at the end of this release.
Stock Repurchase Program
The Company announced in November 2006 that, in line with its efforts to increase shareholder value and demonstrate confidence in the Company’s long-term prospects, the Company’s board of directors authorized a stock repurchase program for up to $15.0 million of its common stock. The repurchase program is in place through December 31, 2008. As of December 31, 2006, there were no purchases made through this program.
Business Perspective
“The fourth quarter capped an excellent year at Authorize.Net and marked the turning point for Lightbridge becoming a company solely focused on the payment processing industry,” said Robert Donahue, president and CEO. “We are pleased to report that Authorize.Net completed another strong quarter of revenue and profit performance. For the full year Authorize.Net’s performance was outstanding. We take tremendous pride in our ability as a team to have achieved attractive profit margins and cash flow performance. We delivered consistently strong revenues, accelerated growth in our merchant base and achieved solid growth across our key performance indicators.”
Donahue continued, “We made great strides in 2006 as we introduced new products and services to our ISO channel and merchant base and formed strategic partnerships with Card Present (CP) and Card Not Present (CNP) solution providers. These solution providers include shopping cart vendors, auction integration tools, web developers, and retail-based shopping applications.”

Lightbridge Announces Fourth Quarter 2006 Financial Results-Page 3
“The TDS business experienced a difficult year in terms of financial results due to the effects of industry consolidation and pricing pressures. In October 2006, we announced our decision to exit our TDS business, which will allow us to fully focus on the payment processing business. We are working diligently to transition the business in the best way possible for our clients as well as our shareholders including a possible sale of the business.”
“As I look forward, I am optimistic about the growth opportunities that exist for us, both in the short and long term. I believe Authorize.Net should be able to achieve attractive results in 2007, leveraging our resources to explore opportunities to accelerate growth. I am pleased with our Company’s accomplishments in 2006, excited about fulfilling our strategic vision of providing one-stop shopping for our merchants and remain positive about our outlook for the future.”
Authorize.Net Metrics
•	Processed a record $8.8 billion of merchant transactions in the fourth quarter, up 29% compared to the same period in 2005.

•	Processed a record 87.2 million transactions in the fourth quarter, a 21% increase over the comparable quarter last year.

•	Gross merchant adds in the fourth quarter of 2006 were a record 17,906, with net merchant adds totaling a record 8,411, up 31% and 43%, respectively, compared to the same period in 2005.

•	Active merchants as of December 31, 2006 were a record 166,280, up 22% over the prior year.
Cash and Short-Term Investments
At December 31, 2006, Lightbridge’s cash and short-term investment position was $116.2 million, compared to $84.8 million at December 31, 2005. This includes funds held for merchants of $8.8 million compared to $7.1 million at December 31, 2005.
Company Performance versus Previous Guidance — Fourth Quarter 2006
Lightbridge’s revenue of $20.6 million was toward the high end of the Company’s guidance of $19.3 million to $21.1 million for the fourth quarter of 2006. The Company’s guidance included revenue expectations for Authorize.Net of $15.3 to $16.1 million, with actual results for this business reported at $15.7 million.
Lightbridge’s previously issued guidance for earnings (loss) per fully diluted share was ($0.03) to $0.05, and did not anticipate the partial reversal of the valuation allowance for deferred tax assets that resulted in an

Lightbridge Announces Fourth Quarter 2006 Financial Results-Page 4
increase of $0.71 to the fourth quarter earnings per fully diluted share results. Fully diluted earnings per share were $0.77 for the fourth quarter of 2006, which, if adjusted for the valuation allowance described above, would be $0.06 (a non-GAAP financial measure), exceeding the high end of our guidance range. Earnings per fully diluted share before share-based compensation expense, restructuring charges and the partial reversal of the valuation allowance for deferred tax assets (a non-GAAP financial measure) were $0.14, at the high end of the guided range of $0.06 to $0.14 for the fourth quarter of 2006.
Business Outlook
Guidance for the first quarter is only current as of today, January 31, 2007. The Company undertakes no obligation to update its estimates.
•	The Company anticipates revenue for the first quarter of 2007 to be in the range of $17.6 to $18.8 million, reflecting reduced TDS revenue expectations as we wind down the business. Authorize.Net expects to contribute in the range of $15.9 to $16.7 million.

•	The Company anticipates net income (loss) per fully diluted share for the first quarter of 2007 to be in the range of ($0.03) to $0.05. The Company anticipates share-based compensation expense in the first quarter of 2007 associated with the expensing of stock options in accordance with SFAS 123(R) in the range of $400,000 to $600,000, or $0.01 to $0.02 per fully diluted share. The Company uses the modified prospective method to report compensation charges associated with the expensing of stock options. The Company expects to record restructuring and asset impairment charges in the range of $1.3 to $2.0 million or $0.05 to $0.07 per fully diluted share in the first quarter related to the decision to exit the TDS business.

•	For the first quarter of 2007, net income per fully diluted share before share-based compensation expense and restructuring and asset impairment charges related to the decision to exit the TDS business (a non-GAAP financial measure) is anticipated to be in the range of $0.06 to $0.14.
Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, (GAAP), the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Such measures exclude share-based compensation expense, restructuring and asset impairment charges, the NetMoneyIN, Inc. patent litigation settlement expense in the second quarter of 2006 and the partial reversal of the valuation allowance for deferred tax assets under the Statement of Financial Accounting Standards No.

Lightbridge Announces Fourth Quarter 2006 Financial Results-Page 5
109. The Company uses the modified prospective method to report compensation charges associated with the expensing of stock options. Results for prior periods have not been adjusted to reflect non-GAAP financial performance. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends and in allowing for a more comparable presentation of results in the reported period to those in prior periods that did not include SFAS 123(R) share-based compensation. Management uses these measures along with their corresponding GAAP financial measures to help manage the Company’s business and to help evaluate its performance compared to the marketplace. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as superior to or as a substitute for financial information provided in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and, therefore, may not be comparable to, similarly titled measures used by other companies. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, contained in the attached exhibits and found on the Company’s website at: www.lightbridge.com.
Conference Call Information
 Lightbridge will conduct a conference call today, January 31 at 4:30 pm (EST) to discuss the information contained in this news release. Investors wishing to listen to a webcast of the conference call should link to the “Investor Relations” section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company’s website for one week. The call can also be accessed live over the phone by dialing 1-877-427-0636. The replay will be available approximately one hour after the call and can be accessed by dialing 877-519-4471. The passcode number is 8315509. The replay will be available until Wednesday, February 14, 2007.
About Lightbridge
 Lightbridge, Inc. (NASDAQ:LTBG) is a leading e-commerce, analytics and decisioning company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification, and payment authorization. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com.
###
Contact:
Lynn Ricci
Director, Investor & Media Relations
Lightbridge, Inc.
781/359-4854
lricci@lightbridge.com

Lightbridge Announces Fourth Quarter 2006 Financial Results-Page 6
Note to Editors: LIGHTBRIDGE and AUTHORIZE.NET are registered trademarks and the Lightbridge logo is a trademark of Lightbridge, Inc. All other trademarks and registered trademarks are the properties of their respective owners.
Forward-looking Statements
Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s focus on the payment processing business, optimism about growth opportunities, exploration of opportunities to accelerate growth, belief in Authorize.Net’s ability to achieve attractive results in 2007, positive outlook for the future, strategic vision of providing one stop shopping for our merchants, first quarter 2007 financial guidance and belief that its presentation of non-GAAP financial measures is useful to investors are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) the adverse impact that the Company’s decision to exit the TDS business will have on its revenues, net income, stock price, and future business and operations, (ii) risks and costs associated with the Company’s continuing commitments under TDS customer contracts and TDS related operating leases and the difficulty of transitioning TDS customers to other vendors and subleasing or exiting facilities, as the case may be, (iii) risks and costs associated with the termination of employees, (iv) the Company’s revenue concentration in the wireless telecommunications business, (v) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (vi) current and future economic conditions generally and particularly in the telecommunications and payment processing industry, (vii) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or its decision to exit the TDS business, (viii) the impact of compensation expense, restructuring, asset impairment and other charges on the Company’s business and operations including, without limitation, those related to the Company’s decision to exit the TDS business, (ix) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions, (x) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules and governmental regulations, changes in the application of existing laws and the impact of new laws, dependence on relationships with resellers, certain financial institutions and third party payment processors, and unintended or unauthorized releases of personal consumer data, and (xi) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its 2005 Annual Report on Form 10-K, third quarter 2006 Quarterly Report on Form 10-Q and other public filings. The Company undertakes no obligation to update any forward-looking statements.

Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
(in thousands, except per share data)

	Three Months Ended

	December 31, 2006	September 30, 2006	December 31, 2005
Revenues	$20,606	$23,275	$27,309

Cost of revenues	7,255	9,021	12,003

Gross profit	13,351	14,254	15,306

Operating expenses:
Engineering and development	2,350	2,726	3,394
Sales and marketing	4,997	4,863	4,696
General and administrative	3,756	3,254	3,586
Restructuring charges and related asset impairments	1,766	3,187	(4)

Total operating expenses	12,869	14,030	11,672

Income from operations	482	224	3,634

Other income, net	1,505	1,269	856

Income from continuing operations before provision for income taxes	1,987	1,493	4,490

(Benefit) provision for income taxes	(20,012)	1,219	496

Income from continuing operations	21,999	274	3,994

Discontinued operations, net of income taxes:
Discontinued operations	—	—	(81)

Total discontinued operations, net of income taxes	—	—	(81)

Net income	$21,999	$274	$3,913

Net income per common share (basic):
From continuing operations	$0.80	$0.01	$0.16
From discontinued operations	—	—	(0.00)

Net income per common share (basic):	$0.80	$0.01	$0.15

Net income per common share (diluted):
From continuing operations	$0.77	$0.01	$0.14
From discontinued operations	—	—	(0.00)

Net income per common share (diluted):	$0.77	$0.01	$0.14

Basic weighted average shares	27,399	27,322	26,786

Diluted weighted average shares	28,540	28,364	27,669

(a) Share-based compensation expense is included in the above expense categories:

Cost of revenues	$51	$52	$—
Engineering and development	79	73	—
Sales and marketing	23	27	—
General and administrative	386	514	—

	$539	$666	$—

(a):	On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge, Inc.’s financial statements as of and for the three months ended March 31, 2006, June 30, 2006, September 30, 2006, and December 31, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc.’s statement of operations when the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant.

Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
(in thousands, except per share data)

	Twelve Months Ended

	December 31, 2006	December 31, 2005
Revenues	$95,646	$108,278

Cost of revenues	38,795	49,803

Gross profit	56,851	58,475

Operating expenses:
Engineering and development	11,259	14,375
Sales and marketing	19,571	18,072
General and administrative	17,550	15,974
Restructuring charges and related asset impairments	7,283	1,259

Total operating expenses	55,663	49,680

Income from operations	1,188	8,795

Other income, net	4,883	1,937

Income from continuing operations before provision for income taxes	6,071	10,732

(Benefit) provision for income taxes	(18,219)	1,976

Income from continuing operations	24,290	8,756

Discontinued operations, net of income taxes:
Gain on sale of INS business	—	12,689
Discontinued operations	468	(2,433)

Total discontinued operations, net of income taxes	468	10,256

Net income	$24,758	$19,012

Net income per common share (basic):
From continuing operations	$0.89	$0.33
From discontinued operations	0.02	0.38

Net income per common share (basic):	$0.91	$0.71

Net income per common share (diluted):
From continuing operations	$0.86	$0.32
From discontinued operations	0.02	0.38

Net income per common share (diluted):	$0.88	$0.70

Basic weighted average shares	27,248	26,670

Diluted weighted average shares	28,245	27,282

(a) Share-based compensation expense is included in the above expense categories:

Cost of revenues	$249	$—
Engineering and development	439	—
Sales and marketing	119	—
General and administrative	3,164	414

	$3,971	$414

(a):	On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge, Inc.’s financial statements as of and for the twelve months ended December 31, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc.’s statement of operations when the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant. Stock-based compensation of $0.4 million was recorded in the twelve months ended December 31, 2005 related to the performance based vesting of certain executives’ stock options.

Lightbridge, Inc. and Subsidiaries
Unaudited Segment Financial Information (a)
(in thousands, except percentage amounts)

	Three Months Ended
	December 31, 2006	September 30, 2006	December 31, 2005
Revenues:
TDS	$4,902	$8,801	$14,542
Payment Processing	15,704	14,474	12,767

Total revenues	$20,606	$23,275	$27,309

Gross Profit:
TDS	$1,294	$2,881	$5,322
Payment Processing	12,108	11,425	9,984

Sub-total — Reportable segments	13,402	14,306	$15,306
Reconciling items (1)	(51)	(52)	—

Total gross profit	$13,351	$14,254	$15,306

Gross Profit %:
TDS	26.4%	32.7%	36.6%
Payment Processing	77.1%	78.9%	78.2%

Sub-total — Reportable segments	65.0%	61.5%	56.0%
Reconciling items (1)	-0.2%	-0.2%	0.0%

Total gross profit %	64.8%	61.2%	56.0%

Operating Income:
TDS	$149	$1,255	$2,727
Payment Processing	4,961	4,587	3,572

Sub-total — Reportable segments	5,110	5,842	6,299
Reconciling items (2)	(4,628)	(5,618)	(2,665)

Consolidated total	$482	$224	$3,634

(1)	— Represents share-based compensation unallocated to gross profit.

(2)	— Reconciling items from segment operating income to consolidated operating income (loss) include the following:

	Three Months Ended
	December 31, 2006	September 30, 2006	December 31, 2005
Restructuring costs	$(1,766)	$(3,187)	$4
Share-based compensation expense	(539) (a)	(666) (a)
Litigation settlement, net			—
Unallocated corporate and centralized marketing, general and administrative expenses	(2,323)	(1,765)	(2,669)

Total	$(4,628)	$(5,618)	$(2,665)

(a):	On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge, Inc.’s financial statements as of and for the three months ended March 31, 2006, June 30, 2006, September 30, 2006, and December 31, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc.’s statement of operations when the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant.

Lightbridge, Inc. and Subsidiaries
Unaudited Segment Financial Information (a)
(in thousands, except percentage amounts)

	Twelve Months Ended

	December 31, 2006	December 31, 2005
Revenues:
TDS	$38,097	$62,950
Payment Processing	57,549	45,328

Total revenues	$95,646	$108,278

Gross Profit:
TDS	$11,938	$23,049
Payment Processing	45,162	35,426

Sub-total — Reportable segments	57,100	58,475
Reconciling items (1)	(249)	—

Total gross profit	$56,851	$58,475

Gross Profit %:
TDS	31.3%	36.6%
Payment Processing	78.5%	78.2%

Sub-total — Reportable segments	59.7%	54.0%
Reconciling items (1)	-0.3%	0.0%

Total gross profit %	59.4%	54.0%

Operating Income:
TDS	$5,057	$11,275
Payment Processing	17,909	11,378

Sub-total — Reportable segments	22,966	22,653
Reconciling items (2)	(21,778)	(13,858)

Consolidated total	$1,188	$8,795

(1)	— Represents share-based compensation unallocated to gross profit.

(2)	— Reconciling items from segment operating income to consolidated operating income include the following:

	Twelve Months Ended
	December 31, 2006	December 31, 2005
Restructuring costs	$(7,283)	$(1,259)
Share-based compensation expense	(3,971) (a)	(414)
Litigation settlement, net	(1,500)	—
Unallocated corporate and centralized marketing, general and administrative expenses	(9,024)	(12,185)

Total	$(21,778)	$(13,858)

(a):	On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge, Inc.’s financial statements as of and for the twelve months ended December 31, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc.’s statement of operations when the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant. Stock-based compensation of $0.4 million was recorded in the twelve months ended December 31, 2005 related to the performance based vesting of certain executives’ stock options.

Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Balance Sheets
(in thousands)

	December 31, 2006	December 31, 2005
Assets

Current assets:
Cash and cash equivalents	$116,172	$83,120
Short-term investments	—	1,688

Total cash and short term investments	116,172	84,808

Accounts receivable, net	5,010	11,911
Deferred Tax Asset	4,690	—
Other current assets	1,871	3,432

Total current assets	127,743	100,151

Property and equipment, net	4,907	10,804
Other assets, net	459	438
Restricted cash	500	2,100
Goodwill	57,628	57,628
Intangible assets, net	15,582	18,414
Deferred Tax Asset	15,655	—

Total assets	$222,474	$189,535

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$10,258	$14,375
Deferred rent obligation	606	656
Deferred revenues	2,395	2,863
Funds due to merchants	8,751	7,112
Reserve for restructuring	1,767	989

Total current liabilities	23,777	25,995
Deferred rent, less current portion	1,957	2,548
Deferred tax liability	4,754	3,074
Long-term liabilities	1,671	965

Total liabilities	32,159	32,582

Commitments and contingencies

Stockholders’ equity:
Common stock	309	303
Additional paid-in capital	178,196	169,648
Accumulated other comprehensive gain	171	110
Retained earnings	32,437	7,679

Total	211,113	177,740
Less: treasury stock, at cost	(20,798)	(20,787)

Total stockholders’ equity	190,315	156,953

Total liabilities and stockholders’ equity	$222,474	$189,535

Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)

		Three Months Ended

	December 31, 2006	Non-GAAP Adjustments	December 31, 2006

Revenues	$20,606	$—	$20,606

Cost of revenues	7,255	(51) (b)	7,204

Gross profit	13,351	51	13,402

Operating expenses:
Engineering and development	2,350	(79) (b)	2,271
Sales and marketing	4,997	(23) (b)	4,974
General and administrative	3,756	(386) (b)	3,370
Restructuring charges and related asset impairments	1,766	(1,766)	—

Total operating expenses	12,869	(2,254)	10,615

Income from operations	482	2,305	2,787

Other income, net	1,505	—	1,505

Income from continuing operations before provision for income taxes	1,987	2,305	4,292

(Benefit) provision for income taxes	(20,012)	20,345 (c)	333

Income from continuing operations	21,999	(18,040)	3,959

Discontinued operations, net of income taxes:
Discontinued operations	—	—	—

Total discontinued operations, net of income taxes	—	—	—

Net income	$21,999	$(18,040)	$3,959

Net income per common share (basic):
From continuing operations	$0.80	$(0.66)	$0.14
From discontinued operations	—	—	—

Net income per common share (basic):	$0.80	$(0.66)	$0.14

Net income per common share (diluted):
From continuing operations	$0.77	$(0.63)	$0.14
From discontinued operations	—	—	—

Net income per common share (diluted):	$0.77	$(0.63)	$0.14

Basic weighted average shares	27,399	27,399	27,399

Diluted weighted average shares	28,540	28,540	28,540

(a):	On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge, Inc.’s financial statements as of and for the three months ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc.’s statement of operations when the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant.

(b):	Represents share-based compensation expense.

(c):	Represents the partial reversal of the valuation allowance for deferred tax assets.

Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)

	Twelve Months Ended

	December 31, 2006	Non-GAAP Adjustments	December 31, 2006

Revenues	$95,646	$—	$95,646

Cost of revenues	38,795	(249) (b)	38,546

Gross profit	56,851	249	57,100

Operating expenses:
Engineering and development	11,259	(439) (b)	10,820
Sales and marketing	19,571	(119) (b)	19,452
General and administrative	17,550	(4,664) (c)	12,886
Restructuring charges and related asset impairments	7,283	(7,283)	—

Total operating expenses	55,663	(12,505)	43,158

Income from operations	1,188	12,754	13,942

Other income, net	4,883	—	4,883

Income from continuing operations before provision for income taxes	6,071	12,754	18,825

(Benefit) provision for income taxes	(18,219)	20,345 (d)	2,126

Income from continuing operations	24,290	(7,591)	16,699

Discontinued operations, net of income taxes:
Discontinued operations	468	—	468

Total discontinued operations, net of income taxes	468	—	468

Net income	$24,758	$(7,591)	$17,167

Net income per common share (basic):
From continuing operations	$0.89	$(0.28)	$0.61
From discontinued operations	0.02	—	0.02

Net income per common share (basic):	$0.91	$(0.28)	$0.63

Net income per common share (diluted):
From continuing operations	$0.86	$(0.27)	$0.59
From discontinued operations	0.02	—	0.02

Net income per common share (diluted):	$0.88	$(0.27)	$0.61

Basic weighted average shares	27,248	27,248	27,248

Diluted weighted average shares	28,245	28,245	28,245

(a):	On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge, Inc.’s financial statements as of and for the twelve months ended December 31, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc.’s statement of operations when the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant. Stock-based compensation of $0.4 million was recorded in the twelve months ended December 31, 2005 related to the performance based vesting of certain executives’ stock options.

(b):	Represents share-based compensation expense.

(c):	Represents share-based compensation expense of $3,164 and a litigation settlement expense of $1,500.

(d):	Represents the partial reversal of the valuation allowance for deferred tax assets.

Lightbridge, Inc. and Subsidiaries
Q1 2007 Guidance Summary
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
Lightbridge’s future performance involves risks and uncertainties, and the Company’s actual results could differ materially from such performance. Some of the factors that could affect the Company’s operating results are set forth under the caption “Forward-Looking Statements” above in this press release. Additional information about factors that could affect Lightbridge’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Guidance to
Three months ending
March 31, 2007
Total Revenues	$17.6 to $18.8

Net income (loss) per diluted share	($0.03) to $0.05

Share-based compensation expense	$0.4 - $0.6

Restructuring and asset impairment charges	$1.3 to $2.0

Net income per diluted share before share-based compensation expense and restructuring and asset impairment charges (a)	$0.06 to $0.14

(a):	Represents a non-GAAP financial measure